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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 12, 2001



                         LITHIUM TECHNOLOGY CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)


     Delaware                              1-10446                   13-3411148
State or Other Jurisdiction               Commission                IRS Employer
of Incorporation or Organization          File Number             Identification No.

5115 Campus Drive, Plymouth Meeting, PA                                 19462
Address of Principal Executive Offices                                Zip Code


       Registrant's telephone number, including area code: (610) 940-6090



           Former name or former address, if changed since last report
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Item 5.      Other Events.

On December 12, 2001, Lithium Technology Corporation ("LTC") announced that it had signed a Letter of Intent ("LOI") with GAIA Akkumulatorenwerke GmbH ("GAIA"), of Nordhausen, Germany, and Arch Hill Capital ("Arch") of the Netherlands, the sole shareholder of GAIA, to merge LTC and GAIA (the "LTC-GAIA Merger"). The LTC-GAIA Merger is part of a strategic restructuring that would include a new equity financing, and a restructuring and termination of the existing merger agreement (the "LTC-Ilion Merger") between LTC and Ilion Technology Corporation ("Ilion") which is also a party to the LOI.

Under the terms of the proposed LTC-GAIA Merger, GAIA will merge into a wholly owned subsidiary of LTC in exchange for the issuance of shares of LTC to Arch, the sole shareholder of GAIA. Contingent upon the closing of the proposed LTC-GAIA Merger new equity financing of approximately $6,000,000 is to be raised through new investors, being brought together by Arch, to provide working capital needs for the newly merged company. To fully execute the new business plan, the parties contemplate a second equity financing transaction during the next 12 months.

Under the terms of the existing LTC-Ilion Merger Agreement, which has a termination date of February 28, 2002, Ilion and LTC had proposed to merge their respective lithium battery businesses. That merger was contingent on an initial public offering by Ilion, which has not occurred. Under the terms of the LOI, upon the merger of GAIA and LTC, all rights and obligations of Ilion and LTC under the LTC-Ilion Merger Agreement, the related Bridge Financing Agreement in effect since October 1999 and any other agreement between LTC and Ilion will terminate, subject to LTC and Ilion entering into certain new agreements including cross-licensing agreements, amended warrants and registration rights.

The consummation of the LTC-GAIA Merger is contingent upon certain conditions being met by the parties, including the execution of definitive agreements, termination of the LTC-Ilion Merger, closing of the new financing and the approval of the transaction by the respective Boards of LTC, Ilion and GAIA, the shareholders of GAIA and the Supervisory Board of Arch. LTC, GAIA and Arch have agreed to use their best efforts to close the merger and the financing by December 31, 2001.


Item 7.     Exhibits.


  99.6      Press Release, dated December 12, 2001.


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                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     LITHIUM TECHNOLOGY CORPORATION



                                     By:   /s/ David J. Cade
                                           -------------------------------------
                                           David J. Cade
                                           Chairman and Chief Executive Officer

Date:  December 12, 2001


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